EXHIBIT (h)(4)(i)

                                  AMENDMENT TO

                            TRANSFER AGENCY AGREEMENT

     This Amendment (the "Amendment") dated as of November 29, 2006 amends the Transfer Agency Agreement dated as of May 1, 2005 between BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation, and BB&T Variable Insurance Funds (the "Trust"), a Massachusetts business trust, (as such agreement has been amended to date, the "Agreement").

     WHEREAS, pursuant to the Agreement, BISYS performs certain services for the Trust and the investment portfolios of the Trust; and

     WHEREAS, the parties wish to extend and amend the term of the Agreement.

     NOW THEREFORE, BISYS and the Trust, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1.   Extension of Initial Term; Automatic Termination.

          Section 5 of the Agreement is hereby amended to extend the end of the Initial Term to April 30, 2007 and to provide that at the end of the Initial Term, the Agreement automatically terminates.

     2.   Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          (c) Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

          (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

                                    * * * * *

     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this Amendment as of the date set forth above.

BISYS Fund Services Ohio, Inc.


By: /s/ Fred Naddaff
    ---------------------------------
Name: Fred Naddaff
Title: President


BB&T Variable Insurance Funds


By: /s/ James T. Gillespie
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Name: James T. Gillespie
Title: Vice President